UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 10, 2017

Prolung, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54600	20-1922768
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

757 East South Temple
Suite 150
Salt Lake City, Utah	84102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(801) 204-9623

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported, on July 14, 2017, ProLung, Inc. (the “Company”) accepted a majority written consent of stockholders pursuant to which the stockholders, among other things, granted the Board of Directors of the Company discretionary authority to amend the Certificate of Incorporation at any time on or before March 31, 2018 to effect a reverse stock split of no fewer than two nor more than 20 shares outstanding shares of Common Stock into one share of post-split Common Stock. Following approval of the Board of Directors, on October 10, 2017, the Company filed with the Secretary of State of the State of Delaware, an amendment to the Company’s Certificate of Incorporation (the “Amendment”), effecting an 8-into-1 reverse stock split of the Company’s shares of Common Stock to be effective on October 25, 2017.

As a result of the reverse stock split, every 8 shares of the Company’s pre-reverse split Common Stock will be combined and reclassified into one share of the Company’s Common Stock. Proportionate voting rights and other rights of common stockholders will not be affected by the reverse stock split, other than as a result of the rounding up of fractional shares. If a fractional share of Common Stock remains after the reverse stock split for any stockholder, such fractional share will be rounded up to a whole share. No fractional shares will be issued in connection with the reverse stock split.

The reverse stock split will become effective at 4:00 p.m., New York Time, on October 25, 2017. The par value and other terms of the Common Stock will not be affected by the reverse stock split. The authorized capital of the Company of 120,000,000 shares of common stock and 10,000,000 shares of preferred stock also will not be affected by the reverse split.

This action is being taken in order to increase the value of a share of the Common Stock in connection with the Company’s application for listing on the Nasdaq Stock Market following a proposed registered public offering. There is no assurance that the Company’s application for listing on the Nasdaq Stock Market will be accepted or that the proposed registered offering of the Company’s Common Stock will go effective and be successful. Any such offering may be highly dilutive to existing stockholders.

All stock options, warrants and convertible notes outstanding immediately prior to the reverse stock split will generally be appropriately adjusted by dividing the number of shares of Common Stock into which the stock options, warrants and convertible notes are exercisable or convertible by 8 and multiplying the exercise or conversion price by 8, as a result of the reverse stock split. The number of share of common stock subject to our stock incentive plan will be proportionately reduced.

Stockholders of record as of closing on October 25, 2017 will receive instructions explaining the process for obtaining post-reverse stock split certificates.

A copy of the certificate of amendment effecting the reverse stock split is filed herewith.

Item 9.01 Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment effecting Reverse Stock Split

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProLung, Inc.

Dated: October 13, 2017	By:	/s/ Mark Anderson
Mark Anderson, Chief Financial Officer